FORM 8-K


SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549



CURRENT REPORT



Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934




Date of Report: January 5, 2000		Commission File No. 0-8788




DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)



          KENTUCKY           .			                61-0458329                   .
(State or other jurisdiction of		(I.R.S. Employer Identification No.)
incorporation or organization)


             3617 Lexington Road
             Winchester, Kentucky             .		        40391   .
(Address of principal executive offices		     (Zip Code)



Registrant's telephone number, including area code (606) 744-6171.


INFORMATION TO BE INCLUDED IN THE REPORT



ITEM 5.   OTHER EVENTS.

	On July 2, 1999, the Registrant filed a request for increased rates with the
Kentucky Public Service Commission (PSC).  This general rate case (Case No.
99-176) requested an annual revenue increase of approximately $2,511,000, an increase of 6.8%.  The test year for the case was the twelve months ended
December 31, 1998.  The increased rates were requested to become effective on August 1, 1999.

	The PSC approved new rates effective January 1, 2000 by their Order dated December 27, 1999. The approved rates provide for additional annual revenues of approximately $420,000. The PSC also approved the establishment of a three year pilot weather normalization adjustment clause as a part of Delta's new rates. This adjustment mechanism will adjust Delta's rates to resi-dential and small commercial customers for the billing months of December through April each year to reflect variances from normal temperatures.


SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


					DELTA NATURAL GAS COMPANY, INC.
							(Registrant)


                   					By___/s/John F. Hall__________
               					    John F. Hall, Vice President -
                        Finance, Secretary & Treasurer
                        (Signature)



Date:  January 5, 2000